UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

CKX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue	10022
New York, New York	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if

 Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.       Material Modification to Rights of Security Holders.

CKx, Inc. (“CKx” or “the Company”) announced on June 23, 2010 that that the Company’s Board of Directors has adopted a Stockholder Rights Plan, which we refer to as the Rights Plan,  to protect stockholders from potentially coercive takeover tactics, and to provide fair and equal treatment for all of the Company’s stockholders.  The preferred share purchase rights are not intended to prevent or discourage a takeover and the Board of Directors would carefully consider a fully financed offer for all of the Company’s shares.   The Board has the ability to redeem the rights and/or amend the Rights Plan, including to permit an offer to purchase all of the Company’s shares.

Pursuant to the plan, the Board of Directors declared a dividend of one preferred share purchase right, which we refer to as a Right, for each outstanding share of its common stock. The Rights will be distributed to stockholders of record as of July 2, 2010, but would only be activated if triggered by the Rights Plan. Stockholders who currently hold 15 percent or more of the outstanding shares of common stock will not trigger the Rights unless they acquire beneficial ownership of an additional 1 percent or more of the outstanding common stock.

The Rights will expire upon the earlier to occur of the close of business on June 22, 2020 (unless that date is advanced or extended by the Board) and the time at which these rights are redeemed or exchanged under the Rights Plan.

The issuance of the Rights will not affect the Company’s reported earnings per share and is not taxable to the Company or its stockholders.

A summary of the terms of the Rights Plan follows.  This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as an exhibit to this Form 8‑K.  A copy of the agreement is available free of charge from the Company.

The Rights.  From the record date of July 2, 2010 until the Distribution Date or earlier expiration of the Rights, the Rights will initially trade with, and will be inseparable from, the common stock.  The Rights are evidenced only by certificates that represent shares of common stock.  New Rights will accompany any new shares of common stock the Company issues after July 2, 2010 until the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $20.00 (the “Exercise Price”), once the Rights become exercisable.  This portion of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the outstanding common stock (or if already the beneficial owner of at least 15.0% of our outstanding common stock, by acquiring additional shares of our common stock representing one percent (1.0%) or more of the shares of common stock then outstanding).

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the company’s common stock are directly or indirectly held by counterparties to the derivatives contracts.  Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.

We refer to the date when the Rights become exercisable as the “Distribution Date.”  Until that date or earlier expiration of the Rights, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person are void and may not be exercised.

The Board of Directors may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

Consequences of a Person or Group Becoming an Acquiring Person.

•         Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $20.00, purchase shares of the Company common stock with a market value of $40.00, based on the market price of the common stock prior to such acquisition.

•         Flip Over.  If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $20.00, purchase shares of the acquiring corporation with a market value of $40.00, based on the market price of the acquiring corporation’s stock prior to such transaction.

•         Notional Shares.  Shares held by Affiliates and Associates of an Acquiring Person, and Notional Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

•         will not be redeemable.

•         will entitle its holder to quarterly dividend payments of $.01, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•         will entitle its holder upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of common stock, whichever is greater.

•         will have the same voting power as one share of common stock.

•         if shares of the common stock of the Company are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration.  The Rights will expire on June 22, 2020.

Redemption.  The Board of Directors may redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right.  The redemption price will be adjusted if the Company has a stock split or stock dividends of its common stock.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common stock of the Company, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock.  No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights.  However, the Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of the outstanding common stock of the Company.  In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.  After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights Agreement, dated as of June 24, 2010, between the Company and Mellon Investor Services LLC, as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and is incorporated herein by reference.  The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 9.01.       Financial Statements, Pro Forma Financial Information and Exhibits

(a)        Financial statements of businesses acquired.

                        Not applicable.

(b)               Pro forma financial information.

                        Not applicable.

            (c)        Exhibits.          The following exhibits are filed as part of this report:

4.1                     Rights Agreement, dated as of June 24, 2010 between CKx, Inc. and Mellon Investor Services LLC, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1                  Press release issued June 23, 2010, by CKx, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, Inc.
By:	/s/ Jason K. Horowitz
Name:	Jason K. Horowitz
Title:	Senior Vice President

DATE: June 24, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
4.1

Rights Agreement, dated as of June 24, 2010 between CKx, Inc. and Mellon Investor Services LLC, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press release issued June 23, 2010, by CKx, Inc.